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EXHIBIT 99.5

CONSENT

        Each of the undersigned hereby consents to the inclusion of his name, as a person to become a director of ValueClick, Inc. ("ValueClick"), in the Registration Statement on Form S-4 (No. 333-84802) with respect to the proposed merger between Be Free, Inc. and ValueClick.

April 5, 2002
/s/ GORDON B. HOFFSTEIN Gordon B. Hoffstein
/s/ SAMUEL P. GERACE, JR. Samuel P. Gerace, Jr.
/s/ JEFFERY F. RAYPORT Jeffery F. Rayport

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CONSENT